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EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Isolagen, Inc.
Exton, Pennsylvania

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-108769) and Form S-8 (No. 333-108219) of Isolagen, Inc. of our report dated April 27, 2005, relating to the effectiveness of Isolagen, Inc.'s internal control over financial reporting, which appears in this Form 10-K/A (Amendment No. 1). Our report expressed our opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2004.

/s/ BDO SEIDMAN, LLP
BDO Seidman, LLP Houston, Texas
April 27, 2005

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  EXHIBIT 23.3